PayPal PAYPAL HOLDINGS, INC. (NASDAQ: PYPL)

First Quarter 2021 Results

San Jose, California, May 5, 2021

Q1'21: Strongest first quarter results in PayPal's history

- Total Payment Volume (TPV) of $285 billion, growing 50%, and 46% on an FX-neutral basis (FXN); revenue of $6.03 billion, growing 31%, and 29% on an FXN basis
- GAAP EPS of $0.92, up from $0.07, and non-GAAP EPS of $1.22, up from $0.66
- Added 14.5 million Net New Active Accounts (NNAs); ended the quarter with 392 million active accounts

FY'21: Raising NNAs, TPV, revenue, and earnings guidance

- TPV expected to grow ~30% at current spot rates and on an FXN basis; revenue expected to grow ~20% at current spot rates and ~18.5% on an FXN basis, to ~$25.75 billion
- GAAP EPS expected to be ~$3.33 compared to $3.54 in FY'20; non-GAAP EPS expected to grow ~21% to ~$4.70
- 52–55 million NNAs expected to be added in FY'21

Q1'21 Highlights

	GAAP		Non-GAAP	
	USD $	YoY Change	USD $	YoY Change
Net Revenues	$6.03B	29%*	$6.03B	29%*
Operating Income	$1.04B	162%	$1.67B	84%
EPS	$0.92	1200%	$1.22	84%

* On an FXN basis; on a spot basis net revenues grew 31%

"Our strong first quarter results demonstrate sustained momentum in our business as the world shifts into the digital economy. Our addressable market continues to grow as we launch new products and services for our 392 million active accounts."

Dan Schulman
President and CEO

Q1 2021 Results 2

Key Operating and Financial Metrics

Net New Active Accounts[1]



(28%)
20.2M
10.2M
honey acq
10.0M
organic
14.5M
Q1'20
Q1'21

Total Payment Volume



+46%[2]
$191B
$285B
Q1'20
Q1'21

Net Revenues



+29%[2]
$4.62B
$6.03B
Q1'20
Q1'21

GAAP / Non-GAAP EPS[3]



GAAP
+1200%
$0.07
$0.92
Non-GAAP
+84%
$0.66
$1.22
Q1'20
Q1'21
Q1'20
Q1'21

Operating Cash Flow / Free Cash Flow[3,4]



Operating Cash Flow
+24%
$1.42B
$1.76B
Free Cash Flow
+27%
$1.22B
$1.54B
Q1'20
Q1'21
Q1'20
Q1'21

1. Q1'20 NNAs include a one-time addition of 10.2M accounts in January 2020 from the acquisition of Honey 2. On an FXN basis; on a spot basis TPV grew 50% and net revenues grew 31% 3. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section titled "Non-GAAP Measures of Financial Performance" and the subsequent tables at the end of this press release 4. Reflects the impact of reclassification as described in our Form 8-K filed with the Securities and Exchange Commission ("SEC") on February 3, 2021

Financial Highlights

Sustained outperformance across key financial metrics

- Revenue of $6.03 billion; growing 31%, and 29% on an FXN basis
- GAAP operating margin of 17.3%, expanding 865 basis points; non-GAAP operating margin of 27.7%, expanding 807 basis points
- GAAP EPS of $0.92, up from $0.07, and non-GAAP EPS of $1.22, up from $0.66
  - In Q1'20, credit loss reserves increased by $237 million due to revisions in macroeconomic projections, negatively impacting GAAP and non-GAAP EPS by $0.17 in the period

> "Our record-breaking first quarter results underscore the ongoing strength, diversification, and relevance of our scaled, two-sided, global payments platform. We are raising our FY'21 guidance based on these strong results."
>
> John Rainey
>
> **CFO and EVP**
> **Global Customer Operations**

Q1 2021 Results 3

Operating Highlights

Significant customer growth and solid engagement

- 14.5 million NNAs added, bringing total active accounts to 392 million, up 21%
- 4.4 billion payment transactions, up 34%
- $285 billion in TPV, up 50% on a spot basis and 46% FXN
  - Merchant Services volume grew 54% on a spot basis and 50% FXN, and represented 94% of TPV
  - Venmo processed approximately $51 billion in TPV, growing 63%
- 42.2 payment transactions per active account on a trailing twelve months basis, growing 7%

Balance Sheet and Liquidity

Strong balance sheet and cash-flow generation

- PayPal's cash, cash equivalents, and investments totaled $19.1 billion as of March 31, 2021
- PayPal's debt totaled $8.9 billion as of the end of the first quarter
- PayPal generated cash flow from operations of $1.76 billion, growing 24%, and free cash flow of $1.54 billion, growing 27%
- In Q1'21, PayPal repurchased approximately 5.3 million shares of common stock, returning $1.3 billion to stockholders

Strategic Initiatives and Business Updates

Delivering new experiences and supporting communities

- Venmo-branded credit card now fully ramped and available for all eligible Venmo users to apply
- PayPal's cryptocurrency offerings expanded to enable U.S. customers to transact using cryptocurrency to fund commerce
- Buy-hold-sell cryptocurrency experiences launched for Venmo customers in April
- December 2020 Coronavirus (COVID-19) relief bill allowed for second round eligibility for the U.S. Small Business Administration's Paycheck Protection Program. Since the inception of the COVID-19 relief bill, PayPal has facilitated ~$3 billion in loans under the PPP program to approximately 100,000 businesses


Long Stone Farm, a grass-based livestock operation run by Casey and Justin Wisch, began attracting many new customers as the COVID-19 pandemic set in, and the duo turned to PayPal's QR Codes in response to customer requests for an option to pay digitally and limit contact.
LONG STONE FARM
"We're seeing about 70 to 80 percent of our transactions going through the PayPal QR Code now. It's a very dramatic shift for us."
Casey and Justin Wisch
Founders, Long Stone Farm
Lovettsville, VA

Q1 2021 Results 4

2020 Global Impact Report Highlights

Social Innovation

$300M+
Deployed to address economic inequality; $535M total commitment

$4.6B
In access to capital for U.S. SMBs, including $2B+ in PPP loans[1]

Employees & Culture

100%
Global gender & U.S. ethnic pay equity; 26.5K total global employees[2]

84
Overall engagement score; PayPal in the top 5% of our benchmark[3]

Environmental Sustainability

98%
Renewable energy use in our data centers; on track to be 100% by 2023

2040
Net-zero emissions goal; 25% science-based emissions reduction target by 2025[4]

Responsible Business Practices

45%
Diverse Board of Directors; women or underrepresented ethnic groups

48%
U.S. hourly employees took company-provided time off to vote in 2020 U.S. election



Read more about our impact at **paypal.com/impact** →

1. U.S. Small Business Administration's Paycheck Protection Program 2. As of December 31, 2020 3. Engagement score includes whether employees would recommend PayPal to their peers and/or are happy at PayPal. Our benchmark includes top technology companies including key competitors for top talent 4. From 2019 baseline

Q1'21 Financial and Operating Highlights

Presented in millions, except per share data and percentages

		Q1 2021	Q1 2020	YoY Growth		FXN YoY Growth
	Total Payment Volume (TPV)	$285,447	$190,567	$94,880	50%	46%
GAAP	Net revenues	$6,033	$4,618	$1,415	31%	29%
GAAP	Operating margin	17.3%	8.6%	**	865bps	N/A
GAAP	Effective tax rate	(25.8%)	68.1%	**	(93.9pts)	N/A
GAAP	Net income	$1,097	$84	$1,013	1206%	N/A
GAAP	Earnings per diluted share	$0.92	$0.07	$0.85	1200%	N/A
GAAP	Net cash provided by operating activities	$1,758	$1,421[1]	$337	24%	N/A
Non-GAAP	Net revenues	$6,033	$4,618	$1,415	31%	29%
Non-GAAP	Operating margin	27.7%	19.7%	**	807bps	N/A
Non-GAAP	Effective tax rate	10.4%	12.4%	**	(2.0pts)	N/A
Non-GAAP	Net income	$1,455	$786	$669	85%	N/A
Non-GAAP	Earnings per diluted share	$1.22	$0.66	$0.56	84%	N/A
Non-GAAP	Free cash flow	$1,537	$1,215[1]	$322	27%	N/A

1. Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on February 3, 2021
** Not meaningful

Q 1 2 0 2 1 R esu lts 5 Q2’21 Guidance • PayPal expects revenue to grow ~19% at current spot rates and ~17% on an FXN basis, to ~$6.25 billion • PayPal expects GAAP earnings per diluted share to be ~$0.76, compared to $1.29 in the prior year period, and for non- GAAP earnings per diluted share to grow ~5%, to ~$1.12 • GAAP and non-GAAP EPS guidance does not include any expectation of any incremental adjustments to credit loss reserves • In the second quarter of 2020, GAAP and non-GAAP EPS included $0.07 of negative impact from increased credit provisions related to revised macroeconomic projections • GAAP EPS guidance does not include any expectation of net realized and unrealized gains and losses on PayPal’s strategic investment portfolio • In the second quarter of 2020, GAAP EPS included a net unrealized gain of $0.58 on PayPal’s strategic investment portfolio • Estimated non-GAAP amounts for the three months ending June 30, 2021 reflect adjustments of approximately $525 million, including estimated stock-based compensation expense and related payroll taxes of approximately $400 million FY’21 Guidance • PayPal expects to add NNAs in the range of 52–55 million • PayPal expects TPV growth to be ~30% on a spot and FXN basis • PayPal expects revenue to grow ~20% at current spot rates and ~18.5% on an FXN basis, to ~$25.75 billion • PayPal expects GAAP EPS to be ~$3.33, and non-GAAP EPS to grow ~21%, to ~$4.70 • GAAP and non-GAAP EPS guidance does not include any expectation of any incremental adjustments to credit loss reserves • GAAP EPS guidance includes ~$0.09 of net realized and unrealized losses on PayPal’s strategic investment portfolio • In 2020, GAAP EPS included a net unrealized gain of ~$1.24 on PayPal’s strategic investment portfolio • Estimated non-GAAP amounts for the twelve months ending December 31, 2021 reflect adjustments of approximately $2.21 billion, including estimated stock-based compensation expense and related payroll taxes of approximately $1.70 billion Please see “Non-GAAP Financial Measures” and “Non-GAAP Measures of Financial Performance” for important additional information. Financial Guidance Conference Call and Webcast PayPal Holdings, Inc. will host a conference call to discuss first quarter 2021 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company’s Investor Relations website at https://investor.pypl.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

Q 1 2 0 2 1 R esu lts 6 Presentation All growth rates represent year-over-year comparisons, except as otherwise noted. FXN results are calculated by translating the current period local currency results by the prior period exchange rate. FXN growth rates are calculated by comparing the current period FXN results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. Non-GAAP Financial Measures This press release includes financial measures defined as “non-GAAP financial measures” by the SEC including: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate and free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non-GAAP Measures of Financial Performance” included in this press release. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non- GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow.” Forward-Looking Statements This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. Forward-looking statements may include, but are not limited to, statements regarding guidance and projected financial results for the second quarter and full year 2021, impact and timing of acquisitions, and the projected future growth of PayPal’s businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Our actual results could differ materially from those estimated or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the impact of the COVID-19 pandemic, natural disasters or other business interruptions on our business and financial condition, as well as our customers, suppliers, vendors and other business partners; the effect of global and regional political, economic, market, trade and related conditions that affect payments or commerce growth; our ability to compete in markets that are highly competitive and subject to rapid technological change, and to develop new or enhanced products and services on a timely basis; cyberattacks and security vulnerabilities in our products and services and associated impacts; the stability, security and performance of our Payments Platform and Honey Platform; regulatory, antitrust, payment card association-related and other risks specific to our business, products and services; our ability to detect and prevent fraud; the impact of complex and changing laws and regulations worldwide, which expose us to potential liabilities, increased costs, and other adverse effects on our business; our ability to manage regulatory and litigation risks, and the outcome of legal and regulatory proceedings; fluctuations in foreign currency exchange rates; changes in tax rates and exposure to additional tax liabilities; changes to our capital allocation, management of operating cash or incurrence of indebtedness; our ability to timely upgrade and develop our technology systems, infrastructure and customer service capabilities; our ability to successfully identify, manage, and integrate any existing and potential acquisitions; and our ability to attract, hire, and retain highly qualified personnel. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or contemplated after the date hereof. More information about factors that could adversely affect PayPal’s results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors”, “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of

Q 1 2 0 2 1 R esu lts 7 © 2021 PayPal Holdings, Inc. All rights reserved. Other company and product names may be trademarks of their respective owners. Operations” in PayPal’s most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting PayPal’s Investor Relations website at https://investor.pypl.com or the SEC’s website at www. sec.gov. All information in this release speaks as of May 5, 2021. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements. Disclosure Channels PayPal Holdings, Inc. uses its Investor Relations website (https://investor.pypl.com), the PayPal Newsroom (https://newsroom. paypal-corp.com/), PayPal Stories Blog (https://www.paypal.com/stories/us), Twitter handles (@PayPal and @PayPalNews), LinkedIn page (https://www.linkedin.com/company/paypal), Facebook page (https://www.facebook.com/PayPalUSA/), YouTube channel (https://www.youtube.com/paypal), Dan Schulman’s LinkedIn profile (https://www.linkedin.com/in/dan-schulman/), John Rainey’s LinkedIn profile (www.linkedin.com/in/john-rainey-pypl), Dan Schulman’s Facebook page (https://www. facebook.com/DanSchulmanPayPal/) and Dan Schulman’s Instagram page (https://www.instagram.com/dan_schulman/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal’s press releases, filings with the SEC, public conference calls, and webcasts. Investor Relations Contacts Gabrielle Rabinovitch grabinovitch@paypal.com Jesse Kreger jkreger@paypal.com Media Relations Contacts Amanda Miller amandacmiller@paypal.com Josh Criscoe jcriscoe@paypal.com

PayPal Holdings, Inc. Unaudited Condensed Consolidated Balance Sheets March 31, 2021 December 31, 2020 (In millions, except par value) ASSETS Current assets: Cash and cash equivalents $ 5,717 $ 4,794 Short-term investments 7,369 8,289 Accounts receivable, net 674 577 Loans and interest receivable, net 2,731 2,769 Funds receivable and customer accounts 35,623 33,418 Prepaid expenses and other current assets 1,318 1,148 Total current assets 53,432 50,995 Long-term investments 5,994 6,089 Property and equipment, net 1,806 1,807 Goodwill 9,117 9,135 Intangible assets, net 938 1,048 Other assets 1,230 1,305 Total assets $ 72,517 $ 70,379 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 191 $ 252 Funds payable and amounts due to customers 38,323 35,418 Accrued expenses and other current liabilities 2,731 2,648 Income taxes payable 95 129 Total current liabilities 41,340 38,447 Deferred tax liability and other long-term liabilities 2,794 2,930 Long-term debt 8,942 8,939 Total liabilities 53,076 50,316 Equity: Common stock, $0.0001 par value; 4,000 shares authorized; 1,174 and 1,172 shares outstanding as of March 31, 2021 and December 31, 2020, respectively — — Preferred stock, $0.0001 par value; 100 shares authorized, unissued — — Treasury stock at cost, 122 and 117 shares as of March 31, 2021 and December 31, 2020, respectively (9,830) (8,507) Additional paid-in-capital 16,161 16,644 Retained earnings 13,463 12,366 Accumulated other comprehensive income (loss) (353) (484) Total PayPal stockholders’ equity 19,441 20,019 Noncontrolling interest — 44 Total equity 19,441 20,063 Total liabilities and equity $ 72,517 $ 70,379 Q 1 2 0 2 1 R esu lts 8

PayPal Holdings, Inc. Unaudited Condensed Consolidated Statements of Income Three Months Ended March 31, 2021 2020 (In millions, except per share data) Net revenues $ 6,033 $ 4,618 Operating expenses: Transaction expense 2,275 1,739 Transaction and credit losses 273 591 Customer support and operations(1) 518 399 Sales and marketing (1) 602 371 Technology and development (1) 741 605 General and administrative (1) 524 486 Restructuring and other charges 58 29 Total operating expenses 4,991 4,220 Operating income 1,042 398 Other income (expense), net (170) (135) Income before income taxes 872 263 Income tax (benefit) expense (225) 179 Net income $ 1,097 $ 84 Net income per share: Basic $ 0.94 $ 0.07 Diluted $ 0.92 $ 0.07 Weighted average shares: Basic 1,173 1,173 Diluted 1,190 1,185 (1) Includes stock-based compensation as follows: Customer support and operations 72 52 Sales and marketing 48 39 Technology and development 139 113 General and administrative 119 87 $ 378 $ 291 Q 1 2 0 2 1 R esu lts 9

PayPal Holdings, Inc. Unaudited Condensed Consolidated Statements of Cash Flows Three Months Ended March 31, 2021 2020 (In millions) Cash flows from operating activities(1): Net income $ 1,097 $ 84 Adjustments to reconcile net income to net cash provided by operating activities: Transaction and credit losses 273 591 Depreciation and amortization 300 293 Stock-based compensation 368 283 Deferred income taxes — (79) Net losses on strategic investments 120 124 Other 51 (5) Changes in assets and liabilities: Accounts receivable (97) 77 Accounts payable (34) (21) Income taxes payable (33) 51 Other assets and liabilities (287) 23 Net cash provided by operating activities 1,758 1,421 Cash flows from investing activities(1): Purchases of property and equipment (221) (206) Proceeds from sales of property and equipment — 119 Changes in principal loans receivable, net 75 (386) Purchases of investments (10,975) (3,593) Maturities and sales of investments 9,718 5,511 Acquisitions, net of cash and restricted cash acquired — (3,612) Funds receivable (180) (387) Net cash used in investing activities (1,583) (2,554) Cash flows from financing activities(1): Proceeds from issuance of common stock 2 1 Purchases of treasury stock (1,323) (800) Tax withholdings related to net share settlements of equity awards (863) (402) Borrowings under financing arrangements — 3,000 Funds payable and amounts due to customers 3,011 526 Other financing activities — (15) Net cash provided by financing activities 827 2,310 Effect of exchange rate changes on cash, cash equivalents, and restricted cash (42) (178) Net change in cash, cash equivalents, and restricted cash 960 999 Cash, cash equivalents, and restricted cash at beginning of period 18,040 15,743 Cash, cash equivalents, and restricted cash at end of period $ 19,000 $ 16,742 Supplemental cash flow disclosures: Cash paid for interest $ 12 $ 11 Cash paid for income taxes, net $ 87 $ 30 (1) Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on February 3, 2021. Q 1 2 0 2 1 R esu lts 10

Q1 2021 Results 11

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

Our revenues are classified into the following two categories:

- *Transaction revenues*: Net transaction fees charged to merchants and consumers on a transaction basis primarily based on the volume of activity, or Total Payment Volume ("TPV"), completed on our Payments Platform, including our core PayPal, PayPal Credit, Braintree, Venmo, Xoom, Zettle, and Hyperwallet products and services. We earn additional fees on transactions where we perform currency conversion, when we enable cross-border transactions (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for our customers from their PayPal or Venmo account to their debit card or bank account, to facilitate the purchase and sale of cryptocurrencies, and other miscellaneous fees.

- *Revenues from other value added services*: Net revenues derived primarily from revenue earned through partnerships, referral fees, subscription fees, gateway fees, and other services we provide to our merchants and consumers. We also earn revenues from interest and fees earned primarily on our portfolio of loans receivable, and interest earned on certain assets underlying customer balances.

Net Revenues by Type

	Three Months Ended				
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(In millions, except percentages)				
Transaction revenues	$ 5,621	$ 5,682	$ 5,076	$ 4,945	$ 4,215
Current quarter vs prior quarter	*(1)%*	*12 %*	*3 %*	*17 %*	*(7)%*
Current quarter vs prior year quarter	*33 %*	*25 %*	*28 %*	*28 %*	*13 %*
Percentage of total	*93 %*	*93 %*	*93 %*	*94 %*	*91 %*
Revenues from other value added services	412	434	383	316	403
Current quarter vs prior quarter	*(5)%*	*13 %*	*21 %*	*(22)%*	*(5)%*
Current quarter vs prior year quarter	*2 %*	*2 %*	*(9)%*	*(26)%*	*2 %*
Percentage of total	*7 %*	*7 %*	*7 %*	*6 %*	*9 %*
Total net revenues	$ 6,033	$ 6,116	$ 5,459	$ 5,261	$ 4,618
Current quarter vs prior quarter	*(1)%*	*12 %*	*4 %*	*14 %*	*(7)%*
Current quarter vs prior year quarter	*31 %*	*23 %*	*25 %*	*22 %*	*12 %*

Net Revenues by Geography

	Three Months Ended				
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(In millions, except percentages)				
U.S. net revenues	$ 3,063	$ 3,073	$ 2,820	$ 2,651	$ 2,469
Current quarter vs prior quarter	*— %*	*9 %*	*6 %*	*7 %*	*(5)%*
Current quarter vs prior year quarter	*24 %*	*18 %*	*21 %*	*15 %*	*13 %*
Percentage of total	*51 %*	*50 %*	*52 %*	*50 %*	*53 %*
International net revenues	2,970	3,043	2,639	2,610	2,149
Current quarter vs prior quarter	*(2)%*	*15 %*	*1 %*	*21 %*	*(9)%*
Current quarter vs prior year quarter	*38 %*	*29 %*	*29 %*	*30 %*	*11 %*
(FXN) Current quarter vs prior year quarter	*35 %*	*29 %*	*30 %*	*36 %*	*14 %*
Percentage of total	*49 %*	*50 %*	*48 %*	*50 %*	*47 %*
Total net revenues	$ 6,033	$ 6,116	$ 5,459	$ 5,261	$ 4,618
Current quarter vs prior quarter	*(1)%*	*12 %*	*4 %*	*14 %*	*(7)%*
Current quarter vs prior year quarter	*31 %*	*23 %*	*25 %*	*22 %*	*12 %*
(FXN) Current quarter vs prior year quarter	*29 %*	*23 %*	*25 %*	*25 %*	*13 %*

Q1 2021 Results 12

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended				
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(In millions, except percentages)				
Active accounts[1]	392	377	361	346	325
Current quarter vs prior quarter	*4 %*	*4 %*	*4 %*	*7 %*	*7 %*
Current quarter vs prior year quarter	*21 %*	*24 %*	*22 %*	*21 %*	*17 %*
Number of payment transactions[2]	4,371	4,408	4,013	3,742	3,261
Current quarter vs prior quarter	*(1)%*	*10 %*	*7 %*	*15 %*	*(6)%*
Current quarter vs prior year quarter	*34 %*	*27 %*	*30 %*	*26 %*	*15 %*
Payment transactions per active account[3]	42.2	40.9	40.1	39.2	39.4
Current quarter vs prior quarter	*3 %*	*2 %*	*2 %*	*(1)%*	*(3)%*
Current quarter vs prior year quarter	*7 %*	*1 %*	*1 %*	*— %*	*4 %*
Total Payment Volume[4]	$ 285,447	$ 277,072	$ 246,691	$ 221,731	$ 190,567
Current quarter vs prior quarter	*3 %*	*12 %*	*11 %*	*16 %*	*(4)%*
Current quarter vs prior year quarter	*50 %*	*39 %*	*38 %*	*29 %*	*18 %*
(FXN) Current quarter vs prior year quarter	*46 %*	*36 %*	*36 %*	*30 %*	*19 %*
Transaction Expense Rate[5]	0.80 %	0.84 %	0.82 %	0.83 %	0.91 %
Transaction and Credit Loss Rate[6]	0.10 %	0.13 %	0.14 %	0.20 %	0.31 %
Transaction Margin[7]	57.8 %	55.9 %	56.7 %	56.6 %	49.5 %

Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

[1] An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our Payments Platform or through our Honey Platform, not including gateway-exclusive transactions, within the past 12 months.

[2] Number of payment transactions are the total number of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

[3] Number of payment transactions per active account reflects the total number of payment transactions within the previous 12-month period, divided by active accounts at the end of the period.

[4] Total Payment Volume (TPV) is the value of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

[5] Transaction expense rate is calculated by dividing transaction expense by TPV.

[6] Transaction and credit loss rate is calculated by dividing transaction and credit loss by TPV.

[7] Transaction margin is total revenue less transaction expense and transaction and credit loss, divided by total revenue.

PayPal Holdings, Inc. Non-GAAP Measures of Financial Performance To supplement the company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, non- GAAP effective tax rate, and free cash flow. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Reconciliation of all non-GAAP measures to the most directly comparable GAAP measures can be found in the subsequent tables included in this press release. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. For its internal budgeting process, and as discussed further below, the company’s management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits, or charges that are not indicative of the company’s core operating results, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company’s management also uses the foregoing non-GAAP measures in reviewing the financial results of the company. The company excludes the following items from non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP effective tax rate: Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business. Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results. Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results. Gains and losses on strategic investments. We record gains and losses on our strategic investments related to our interest in companies over which we have limited control and visibility. We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing operating results. Certain other significant gains, losses, benefits, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future. The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of our current or ongoing operating results. Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. The company also uses free cash flow. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company’s business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period. In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period’s FX-neutral results by the prior period’s results, excluding the impact from hedging activities. Q 1 2 0 2 1 R esu lts 13

Q1 2021 Results 14

PayPal Holdings, Inc.
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended March 31, 2021	2020
	(In millions, except percentages) (unaudited)	
GAAP net revenues	$ 6,033	$ 4,618
GAAP operating income	1,042	398
Stock-based compensation expense and related employer payroll taxes	467	336
Amortization of acquired intangible assets	106	114
Restructuring	32	29
Other[(1)]	26	11
Acquisition related transaction expense	—	20
Total non-GAAP operating income adjustments	631	510
Non-GAAP operating income	$ 1,673	$ 908
GAAP operating margin	17 %	9 %
Non-GAAP operating margin	28 %	20 %

[(1)] The three months ended March 31, 2021 includes asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties. The three months ended March 31, 2020 includes $15 million of expenses related to pre-acquisition contingencies of an acquired company identified outside of the measurement period and an adjustment of $4 million to an award for a legal proceeding based on the final settlement.

Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS, and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended March 31, 2021	2020
	(In millions, except per share data and percentages) (unaudited)	
GAAP income before income taxes	$ 872	$ 263
GAAP income tax (benefit) expense	(225)	179
GAAP net income	1,097	84
Non-GAAP adjustments to net income:		
Non-GAAP operating income adjustments (see table above)	631	510
Net losses on strategic investments	120	124
Other[(1)]	—	259
Tax effect of non-GAAP adjustments	(393)	(191)
Non-GAAP net income	$ 1,455	$ 786
Diluted net income per share:		
GAAP	$ 0.92	$ 0.07
Non-GAAP	$ 1.22	$ 0.66
Shares used in GAAP diluted share calculation	1,190	1,185
Shares used in non-GAAP diluted share calculation	1,190	1,185
GAAP effective tax rate	(26)%	68 %
Tax effect of non-GAAP adjustments to net income	36 %	(56)%
Non-GAAP effective tax rate	10 %	12 %

[(1)] The three months ended March 31, 2020 includes tax expense related to intra-group transfer of intellectual property.

PayPal Holdings, Inc. Reconciliation of Operating Cash Flow to Free Cash Flow Three Months Ended March 31, 2021 2020 (In millions/unaudited) Net cash provided by operating activities(1) $ 1,758 $ 1,421 Less: Purchases of property and equipment (221) (206) Free cash flow 1,537 1,215 (1) Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on February 3, 2021. Q 1 2 0 2 1 R esu lts 15